As filed with the Securities and Exchange Commission on October 20, 2006

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

ING Risk Managed Natural Resources Fund

(Exact name of registrant as specified in its charter)

Delaware	20-5453675
(State of Incorporation)	(IRS Employer Identification Number)

7337 East Doubletree Ranch Road Scottsdale, AZ	85258
(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-136495

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common shares of beneficial interest, $0.01 Par Value Per Share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered

The securities to be registered hereby are shares of beneficial interest (the “Shares”) of ING Risk Managed Natural Resources Fund (the “Fund”). The description of the Shares contained in the section entitled “Description of Shares” in the Prospectus included in the Fund’s Registration Statement on Form N-2 (File Nos. 333-136495 and 811-21938), filed with the Securities and Exchange Commission on August 10, 2006, as amended from time to time (the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits

The following exhibits have been filed with the Commission:

(a)	Certificate of Trust, dated August 4, 2006, incorporated by reference to the Registration Statement, filed on August 10, 2006.

(b)	Declaration of Trust, dated August 4, 2006, incorporated by reference to the Registration Statement, filed on August 10, 2006.

(c)	Bylaws, dated August 4, 2006, incorporated by reference to the Registration Statement, filed on August 10, 2006.

(d)	Form of Dividend Reinvestment Plan of Registrant, incorporated by reference to Pre-Effective Amendment No. 2, filed on September 25, 2006.

(e)	Form of Investment Management Agreement between ING Investments, LLC and Registrant, incorporated by reference to Pre-Effective Amendment No. 2, filed on September 25, 2006.

(f)	Form of Sub-Advisory Agreement between ING Investments, LLC and ING Investment Management Co., incorporated by reference to Pre-Effective Amendment No. 2, filed on September 25, 2006.

(g)	Deferred Compensation Plan for Independent Directors, incorporated by reference to Pre-Effective Amendment No. 2, filed on September 25, 2006.

(h)	Custody Agreement between Registrant and The Bank of New York, incorporated by reference to Pre-Effective Amendment No. 2, filed on September 25, 2006.

(i)	Form of Amended Exhibit A to the Custody Agreement between Registrant and The Bank of New York, incorporated by reference to Pre-Effective Amendment No. 2, filed on September 25, 2006.

(j)	Foreign Custody Manager Agreement between Registrant and The Bank of New York, incorporated by reference to Pre-Effective Amendment No. 2, filed on September 25, 2006.

(k)	Form of Amended Schedule A to the Foreign Custody Manager Agreement between Registrant and The Bank of New York, incorporated by reference to Pre-Effective Amendment No. 2, filed on September 25, 2006.

(l)	Fund Accounting Agreement between Registrant and The Bank of New York, incorporated by reference to Pre-Effective Amendment No. 2, filed on September 25, 2006.

(m)	Form of Amended Schedule A to the Fund Accounting Agreement between Registrant and The Bank of New York, incorporated by reference to Pre-Effective Amendment No. 2, filed on September 25, 2006.

(n)	Form of Administration Agreement between Registrant and ING Funds Services, LLC, incorporated by reference to Pre-Effective Amendment No. 2, filed on September 25, 2006.

(o)	Form of Distribution Agreement between ING Funds Distributor, LLC and Registrant, incorporated by reference to Pre-Effective Amendment No. 2, filed on September 25, 2006.

(p)	Amended and Restated Stock Transfer Agency Agreement between Registrant and The Bank of New York, incorporated by reference to Pre-Effective Amendment No. 2, filed on September 25, 2006.

(q)	Form of Amended Schedule A to the Amended and Restated Stock Agency Agreement between Registrant and The Bank of New York, incorporated by reference to Pre-Effective Amendment No. 2, filed on September 25, 2006.

(r)	Securities Lending Agreement and Guaranty between the Registrant and The Bank of New York, incorporated by reference to Pre-Effective Amendment No. 2, filed on September 25, 2006.

(s)	Form of Amended Schedule A to the Securities Lending Agreement and Guaranty between Registrant and The Bank of New York, incorporated by reference to Pre-Effective Amendment No. 2, filed on September 25, 2006.

(t)	Code of Ethics of ING Investments, LLC, incorporated by reference to Pre-Effective Amendment No. 2, filed on September 25, 2006.

(u)	Code of Ethics of ING Investment Management Co., incorporated by reference to Pre-Effective Amendment No. 2, filed on September 25, 2006.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, on the 20th day of October, 2006.

ING RISK MANAGED NATURAL RESOURCES FUND

By:	/s/ James M. Hennessy
James M. Hennessy
President and Chief Executive Officer